Exhibit 5.2

STEVENS & LEE

LAWYERS & CONSULTANTS

620 Freedom Business Center

Suite 200

King of Prussia, PA 19406

(610) 205-6000 Fax (610) 337-4374

www.stevenslee.com

September 30, 2013

Hi-Crush Partners LP

Three Riverway, Suite 1550

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as Pennsylvania counsel to D & I Silica, LLC., a Pennsylvania limited liability company (the “Pennsylvania Guarantor”) and wholly owned subsidiary of Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), with respect to the filing of the Registration Statement on Form S-3 (the “Registration Statement”) by the Partnership, Hi-Crush Partners Finance Corp., a Delaware corporation (“Hi-Crush Finance”, and together with the Partnership, the “Issuers”), the Pennsylvania Guarantor and certain other subsidiary guarantors (the “Other Guarantors”, and together with the Pennsylvania Guarantor, the “Guarantors”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (a) the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of (i) common units representing limited partnership interests in the Partnership (the “Common Units”) by the Partnership, (ii) debt securities, which may be co-issued by Hi-Crush Finance, in one or more series, which may be senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) by the Partnership, (iii) partnership securities representing limited partner interests or additional equity securities in the Partnership (the “Partnership Securities”) by the Partnership, and (iv) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors, having an aggregate offering price not to exceed $1,000,000,000, and (b) the registration of 702,851 Common Units (“Secondary Units”) for offer and sale by the selling unitholder named in the Registration Statement (the “Selling Unitholder”).

The Common Units, the Debt Securities, the Partnership Securities, the Guarantees and the Secondary Units are collectively referred to herein as the “Securities.” This opinion is an exhibit to the prospectus contained in the Registration Statement (the “Prospectus”). The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and, if necessary, to be set forth in supplements to the Prospectus.

In delivering the opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement,

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September 30, 2013

including the Prospectus, (b) the form of Senior Indenture relating to the Debt Securities (the “Senior Indenture”) and filed as an exhibit to the Registration Statement, (c) the form of Subordinated Indenture relating to the Debt Securities (the “Subordinated Indenture” and, together with the Senior Indenture, each an “Indenture” and collectively, the “Indentures”) and filed as an exhibit to the Registration Statement, (d) a certified copy of the Certificate of Organization of the Pennsylvania Guarantor, as certified by the Secretary of State of the Commonwealth of Pennsylvania on September 24, 2013 and by the General Counsel and Secretary of the general partner of the Partnership and sole member of the Pennsylvania Guarantor, (e) the Amended and Restated Operating Agreement of the Pennsylvania Guarantor, as certified by the General Counsel and Secretary of the general partner of the Partnership and sole member of the Pennsylvania Guarantor, (f) a Subsistence Certificate relating to the Pennsylvania Guarantor issued by the Secretary of State of the Commonwealth of Pennsylvania and dated September 24, 2013, (g) resolutions of the general partner of the Partnership and sole member of the Pennsylvania Guarantor, and the board of directors of Hi-Crush Finance, approving and authorizing the offering of the Securities by the Issuers and the Guarantors, as applicable, and the transactions contemplated by the Registration Statement, certified by the General Counsel and Secretary of the general partner of the Partnership and sole member of the Pennsylvania Guarantor, and (h) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion expressed below. In connection with the opinion rendered below, we have relied, without independent investigation or verification, on certificates of officers and public officials with respect to certain factual matters set forth therein, including the certificates referred to in clauses (d) through (h), inclusive, of this Paragraph, which we have assumed are current and accurate through the date hereof notwithstanding any earlier date contained therein, and have further assumed (i) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies and (ii) that each person signing documents we examined has the legal capacity and authority to do so. In connection with the opinion expressed below, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof, the Pennsylvania Guarantor is a limited liability company validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, and has all requisite limited liability company power necessary to execute, deliver and perform its obligations under the Indentures, including its obligations under the Guarantees.

We express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indenture that purports to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws. Furthermore, we express no opinion as to the application or

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September 30, 2013

requirements of any federal or state securities laws, including, without limitation, the Securities Act, with respect to the Registration Statement, the Prospectus (or any supplements thereto) or the Securities.

The foregoing opinion is limited in all respects to the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania. We have not considered and express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We exclude from the laws of the Commonwealth of Pennsylvania any blue sky laws and any municipal or local ordinances and regulations.

The foregoing opinion speaks as of the date hereof, and we assume no obligation to update or supplement our opinions set forth herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

We hereby consent to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Fulbright & Jaworski LLP is authorized to rely upon this opinion letter in connection with the Registration Statement as if such opinion letter were addressed and delivered to them on the date hereof.

Very truly yours,

/s/ STEVENS & LEE

STEVENS & LEE